Exhibit (a)(1)(C)

Offer to Purchase for Cash

up to 13,000,000 shares of

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

(CUSIP No. 02005N308)

of

ALLY FINANCIAL INC.

at $26.65 per share

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 20, 2015, UNLESS EXTENDED OR TERMINATED EARLIER BY ALLY FINANCIAL INC. (THE “EXPIRATION DATE”). TENDERING HOLDERS MAY VALIDLY WITHDRAW PREVIOUSLY TENDERED SERIES A SHARES AT ANY TIME BEFORE THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated April 23, 2015 (as amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), the related Letter of Transmittal, and an Instructions From Beneficial Owner form relating to the offer of Ally Financial Inc. (the “Company”) to purchase up to 13,000,000 shares of the Company’s outstanding Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25.00 per share (the “Series A Shares”), for $26.65 per Series A Share (the “Offer Price”). The Offer Price represents the total consideration payable per share and includes an amount equal to accrued and unpaid dividends from May 15, 2015, the last dividend payment date, to, but not including, the settlement date for the purchase of the Series A Shares (the “Settlement Date”).

The Settlement Date for the Offer will occur after the May 15, 2015 dividend payment date for the Series A Shares. Dividends payable on May 15, 2015 will be paid to holders of record on May 1, 2015, the record date for the dividend payment, regardless of whether or not they tender any Series A Shares.

We are the holder of record (directly or indirectly) of Series A Shares held for your account. A tender of such shares can be made only by us pursuant to your instructions. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A Shares held by us for your account.

We, as holders of Series A Shares on your behalf, are being requested to tender Series A Shares for purchase by the Company pursuant to the terms and conditions of the Offer, as described in the Offer to Purchase.

We, as holders of Series A Shares on your behalf, cannot tender your Series A Shares unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Purchase. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series A Shares on your behalf in accordance with the terms and conditions of the Offer to Purchase.

The Company will not complete the Offer (and, therefore, the Company will not purchase any tendered Series A Shares) unless the conditions, including the financing condition, set forth in the Offer to Purchase have been satisfied or waived. See “The Offer—Conditions of the Offer” in the Offer to Purchase. Your attention is directed to the following:

1.	If you desire to tender any Series A Shares pursuant to the Offer and receive the Offer Price, we must receive your instructions in ample time to permit us to effect a tender of the shares on your behalf on or prior to 11:59 p.m., New York City time, on the Expiration Date.

2.	The Company’s obligation to accept for payment, purchase or pay for Series A Shares validly tendered in the Offer is subject to certain conditions, including a financing condition, set forth under the section captioned “The Offer—Conditions of the Offer” in the Offer to Purchase. The Offer is not conditioned on a minimum number of Series A Shares having been tendered.

3.	If, at the expiration of the Offer, more than 13,000,000 Series A Shares have been validly tendered and not withdrawn, and all conditions to the Offer have been satisfied or waived, the Company will purchase 13,000,000 Series A Shares from the tendering holders on a pro rata basis based on the number of Series A Shares tendered by each holder, except that the Company will not purchase fractional Series A Shares.

4.	The Company will pay any transfer taxes that may be due on its purchase of Series A Shares from the tendering holder pursuant to the Offer, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

If you wish to have us tender your Series A Shares, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

NONE OF THE SERIES A SHARES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM

MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

With respect to the

Offer to Purchase for Cash up to 13,000,000 shares of

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

(CUSIP No. 02005N308)

of

ALLY FINANCIAL INC.

at $26.65 per share

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Offer made by the Company with respect to its outstanding shares of Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25.00 per share (the “Series A Shares”), for $26.65 per Series A Share.

Instruction to tender shares: This will instruct you to tender the number of Series A Shares set forth below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Purchase.

The undersigned expressly agrees to be bound by the terms of the Offer as set forth in the Offer to Purchase and such terms may be enforced against the undersigned.

Please tender                      Series A Shares held by you for my account as indicated below in the Offer.

If no amount is provided above with respect to the number of Series A Shares and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series A Shares in which you hold an interest through The Depositary Trust Company for the account of the undersigned.

Signature(s) of Holder(s):

Name(s) of beneficial holder(s) (Please Print)

Capacity (full title)

Dated:

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

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